Exhibit 10.48

NOTE AGREEMENT

NOTE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Note”), dated as of March 26, 2014, by and between Sotherly Hotels LP, a Delaware limited partnership (the “Borrower”), and each lender a party hereto from time to time (together with their successors and assigns, each a “Lender”; and collectively, the “Lenders”) and Richmond Hill Capital Partners, LP, as agent for the Lenders (the “Agent”).

RECITALS

WHEREAS, the Borrower has requested a secured term loan facility and the Lenders have agreed to provide a secured term loan facility but only to the extent and on the conditions set forth herein.

WHEREAS, the Borrower will use the proceeds of the Loan (a) to cause its Subsidiary to acquire the Real Property (as defined in Paragraph 1) and (b) to pay its transaction fees and expenses in respect of this Note and the transactions contemplated hereby.

NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

AGREEMENT

1. Definitions. The following terms have the meanings set forth below:

“Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

“Agent” has the meaning set forth in the preamble hereto.

“Aggregate Amounts Due” has the meaning set forth in Paragraph 6(b).

“Approved SOHO Philly Asset Sale” means either an Asset Sale by the Borrower of its ownership interests in SOHO Philly or an Asset Sale by SOHO Philly of the hotel real property owned by it, in each case where the Net Asset Sale Proceeds thereof are at least $53,000,000 and the Borrower permanently prepays the Loan in the aggregate amount of such Net Asset Sale Proceeds no later than the second Business Day following the receipt by the Borrower or SOHO Philly of such Net Asset Sale Proceeds.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than the Parent or any Subsidiary of the Parent), in one transaction or a series of transactions, of all or any part of the businesses of the Parent or any Subsidiary of the Parent, assets or properties of any kind (including without limitation ownership interests in another Person), whether real, personal, or mixed and whether tangible or intangible other than inventory, or other assets sold, leased, subleased, assigned, conveyed, transferred or disposed of in the ordinary course of business.

“Assignee” has the meaning set forth in Paragraph 19.

“Assignment” has the meaning set forth in Paragraph 19.

“Atlanta LLC” means Atlanta Hotel Associates LLC, a Delaware limited liability company.

“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect or any successive statutes.

“Borrower” has the meaning set forth in the Preamble hereto.

“Business Day” means a day other than Saturday or Sunday or other day on which commercial banks in New York City, New York are authorized or required by law or other governmental action to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means cash, money, currency or a credit balance in any Deposit Account (as defined in the UCC).

“Change of Control” means, at any time on or after the date hereof, (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) shall have acquired beneficial ownership of 50% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of the Parent or the Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Parent or the Borrower; (b) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Parent or the Borrower cease to be occupied by Persons who either (i) were members of the board of directors of the Parent or the Borrower, as applicable, on the Closing Date, or (ii) were nominated for election by the board of directors of the Parent or the Borrower, as applicable, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (c) any event, transaction or occurrence as a result of which Andrew M. Sims shall for any reason cease to be actively engaged in the day-to-day management of the Parent or Borrower in the role such Person serves on the Closing Date.

“Closing Date” has the meaning set forth in Paragraph 9.

“Collateral” has the meaning set forth in Paragraph 8.

“Collateral Documents” means any security agreements and any other documents entered into from time to time (including, without limitation, the Pledge Agreement and the Guaranty) in form and substance reasonably satisfactory to the Agent, in order to grant to the Agent, for its benefit and the benefit of the Lenders, a first priority security interest in the Collateral.

“Commission” has the meaning set forth in Paragraph 12(n).

“Commitment Fee” has the meaning set forth in Paragraph 5(b).

“Debt Service Coverage Ratio” means the Income Available for Debt Service divided by the Interest Expense.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“Event of Default” has the meaning set forth in Paragraph 10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Filings” has the meaning set forth in Paragraph 12(n).

“Funding Notice” shall have the meaning set forth in Paragraph 3(a)(ii).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, consistently applied throughout the period to which reference is made.

“Governmental Body” means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any administrative, judicial, legislative, executive, regulatory, police or taxing authority of any government, whether supranational, national, federal, state, regional, provincial, local, domestic or foreign.

“Guaranty” means the Guaranty in the form of Exhibit A.

“Income Available for Debt Service” means, for the four complete calendar quarters preceding the date of determination, Net Income of an entity plus amounts that have been deducted for but minus amounts that have been added for (a) Interest Expense and prepayment penalties included in GAAP interest expense, (b) provision for taxes based on income, (c) depreciation and amortization and all other non-cash items deducted for purposes of calculating Net Income, (d) provision for gains and losses on sales or other dispositions of properties and other investments, (e) extraordinary items, (f) non-recurring or other unusual items, as determined by such entity in good faith and (g) corporate, general and administrative expenses.

“Indebtedness” means, with respect to any Person, without duplication, the following: (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities that would be classified as current liabilities under GAAP (as in effect on the Closing Date) which payables and expenses are incurred in respect of property or services purchased in the ordinary course of business, (c) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations of such Person as lessee under Capital Leases, (f) all obligations of such Person in respect of banker’s acceptances and letters of credit, (g) all obligations of such Person secured by Liens on the assets and property of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such Capital Stock, (i) all obligations of such Person in respect of any guaranty by such Person of any obligation of another Person of the type described in clauses (i) through (h) of this definition, and (j) all obligations of another Person of the type described in clauses (a) through (i) secured by a Lien on the property or assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

“Interest Expense” means for the four complete calendar quarters preceding the date of determination, the aggregate amount of interest expense for a Person for such period determined in accordance with GAAP, excluding any interest that is (a) payable in respect of Capital Stock, (b) capitalized or (c) payable in a form other than cash.

“Interest Period” means consecutive calendar quarterly periods, beginning on the date hereof and ending on the Maturity Date; provided that: (a) the initial Interest Period shall begin on the date hereof and shall end on March 31, 2014 and each subsequent Interest Period will begin on the day following the last day of the preceding Interest Period (with such last day of such preceding Interest Period determined with reference to clauses (b) through (d) below); (b) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of clause (d) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Business Day of a calendar month; and (d) any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date.

“Interest Rate” has the meaning set forth in Paragraph 5(a).

“Lenders” has the meaning set forth in the Preamble hereto.

“Lender Indemnified Persons” has the meaning set forth in Paragraph l7(b).

“Lien” means any encumbrance, mortgage, pledge, hypothecation, charge, assignment, lien, restriction or other security interest of any kind securing any obligation of any Person.

“Loan” has the meaning set forth in Paragraph 2.

“Loan Documents” means any of this Note, the Collateral Documents, and all other documents, instruments or agreements executed and delivered by the Borrower for the benefit of each Lender in connection herewith.

“Make Whole Amount” means, on the date of determination, an amount of interest and fees Agent and the Lenders would have received had the entire principal amount of the Loan ($19,000,000) remained outstanding through the first anniversary of the Closing Date less the amount, if any, of interest and fees actually received by the Lenders.

“Margin Stock” shall have the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve system, as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and all of its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations hereunder or under of any of the other Loan Documents, or (c) to the extent applicable, the Collateral.

“Maturity Date” means the earliest of (a) the first anniversary of the date of this Note and (b) the date the Loan shall become due and payable in full hereunder, whether by acceleration or otherwise.

“MHI” means MHI GP LLC, a Delaware limited liability company.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (a) cash payments received by the Parent and any of its Subsidiaries from such Asset Sale, minus (b) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-affiliates, including without limitation (i) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loan) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (iii) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Parent or any of its Subsidiaries in connection with such Asset Sale; provided that upon releases of such reserve, the amount released shall be considered Net Asset Sale Proceeds, and (iv) transaction costs of the Parent and its Subsidiaries.

“Net Income” means the amount of net income (or loss) of a Person, determined in accordance with GAAP.

“Net Loan Proceeds” shall have the meaning set forth in Paragraph 3(a)(iv).

“Parent” means Sotherly Hotels Inc., a Maryland corporation.

“Permitted Indebtedness” means the Indebtedness permitted pursuant to Paragraph 14

“Permitted Liens” means the Liens permitted pursuant to Paragraph 14.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, other legal entities and governmental bodies.

“Pledge Agreement” means the Pledge Agreement and Irrevocable Proxy in the form of Exhibit B.

“Real Property” means the real property described in Exhibit C (including land, building, improvements, equipment and all related personal property used or useful in connection with the operations of the hotel located thereon).

“Remaining Commitment Fee” has the meaning set forth in Paragraph 5(b).

“Required Lenders” means, at any time, one or more Lenders having or holding a Loan and/or Term Loan Commitment, and representing more than 50% of the sum of the Loan and/or Term Loan Commitments of all Lenders.

“SOHO Philly” means Philadelphia Hotel Associates LP, a Pennsylvania limited partnership.

“Solvent” means, with respect to any Person, that as of the date of determination both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed all of its property, at a fair valuation, (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured, (iii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (iv) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due, and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Capital Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Term Loan Commitment” has the meaning set forth in Paragraph 2.

“Term Loan Commitment Period” means the period commencing on the Closing Date and ending on the earlier of (i) April 15, 2014 and (ii) the date of the closing of the purchase of the Real Property.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction. All references in this Note to the provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

2. Loan.

(a)	Subject to the terms and conditions set forth herein, each Lender agrees during the Term Loan Commitment Period to make a single term loan (the “Loan”) in its respective aggregate amount set forth on Schedule I hereto (the “Term Loan Commitment”) to the Borrower. Any principal amount of the Loan subsequently repaid or prepaid may not be reborrowed. Each Lender’s Term Loan Commitment shall terminate immediately and without further action upon expiration of the Term Loan Commitment Period. The aggregate principal amount of the Loan shall not exceed $19,000,000.00.

(b)	Each Lender represents, warrants and covenants to the Borrower that it has and will maintain during the Term Loan Commitment Period sufficient capital to fund its pro rata share of the Term Loan Commitment.

3. Borrowing Mechanics; Conditions to each Loan and Manner of Payment.

(a)	Borrowing Mechanics.

(i)	The Loan shall be made in a single aggregate amount of $19,000,000.

(ii)	When the Borrower desires the Lenders to make the Loan, the Borrower shall deliver to each Lender a written notice setting forth a request for the Loan (such notice, a “Funding Notice”) no later than 11:00 a.m. (New York City time) at least two (2) Business Days in advance of the proposed borrowing date, which borrowing date shall be a Business Day.

(iii)	Notice of receipt of each Funding Notice in respect of the Loan, together with the amount of each Lender’s pro rata share thereof, shall be provided by the Borrower to each Lender.

(iv)	Each Lender shall make the amount of its Loan available to the Borrower no later than 4:00 p.m. (New York City time) on the applicable borrowing date by wire transfer of same day funds in U.S. dollars; it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Term Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make the Loan requested hereunder. For the avoidance of doubt, the Loan proceeds to be made available to the Borrower shall be a net amount equal to (A) $19,000,000 minus (B) (1) the Remaining Commitment Fee and (2) the fees and expenses payable pursuant to Paragraph 9(i) (such net amount, the “Net Loan Proceeds”).

(b)	Conditions Precedent to the Loan. The obligation of each Lender to make the Loan, on any date, including the Closing Date, is subject to the satisfaction, or waiver of the following conditions precedent:

(i)	each Lender shall have received a fully executed and delivered Funding Notice;

(ii)	as of such date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of such date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

(iii)	as of such date, no event shall have occurred and be continuing or would result from the borrowing of the applicable Loan that constitutes an Event of Default or a Default.

(c)	Condition Subsequent to the Loan.

(i)	No later than the third Business Day following the date of receipt by the Borrower of the Loan proceeds in accordance with the provisions of Paragraph 3(a) above, Atlanta LLC shall close the transaction whereby it acquires the Real Property.

(ii)	In the event that the foregoing condition subsequent in Paragraph 3(c)(i) is not satisfied or waived, the Borrower shall promptly return to each Lender the full amount of the Net Loan Proceeds received from such Lender, together with accrued and unpaid interest thereon pursuant to Paragraph 5.

(iii)	In the event the Borrower returns the full amount of the Net Loan Proceeds to each Lender pursuant to Paragraph 3(c)(ii), the Remaining Commitment Fee shall be deemed not to have been earned and the Borrower shall not be required to pay the Remaining Commitment Fee unless the Borrower redraws the Loan pursuant to Paragraph 3(c)(iv).

(iv)	Notwithstanding anything to the contrary in the Loan Documents, the Borrower shall be entitled to redraw the Loan prior to the expiration of the Term Loan Commitment Period, upon two (2) Business Days’ prior written notice to the Agent, in the manner provided in Paragraph 3(a) and subject once again to each of the conditions of Paragraphs 3(b) and 3(c), as though the Loan had not previously been advanced.

4. Payment of Principal.

(a)	Maturity Date. Unless due earlier due to the occurrence of an Event of Default or pursuant to the provisions of Paragraphs 4(b) and 4(c) below, the outstanding principal amount of the Loan shall be payable in full on the Maturity Date.

(b)	Optional Prepayment. The Borrower may, upon at least one (1) Business Day’s notice to the Lenders, prepay the Loan in part or in full at any time and from time to time without penalty.

(c)	Mandatory Prepayment.

(i)	Asset Sales. No later than the second Business Day following the date of receipt by the Parent or any of its Subsidiaries of any Net Asset Sale Proceeds, the Borrower shall permanently prepay the Loan in an aggregate amount equal to such Net Asset Sale Proceeds.

(ii)

Issuance of Equity Securities. No later than the second Business Day following the date of receipt by the Parent or any of its Subsidiaries of any cash proceeds from a capital contribution to, or the issuance or sale of Capital Stock of the Parent or any of its Subsidiaries (other than Capital Stock issued pursuant to any employee stock or stock option compensation plan) the Borrower shall permanently prepay the Loan in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

(iii)	Issuance of Debt. No later than the second Business Day following the date of receipt by the Parent or any of its Subsidiaries of any cash proceeds from the incurrence of any Indebtedness of the Parent or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Paragraph 14), the Borrower shall permanently prepay the Loan in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, and if such incurrence of Indebtedness is in connection with a refinancing, net of any existing Indebtedness so refinanced. Except for the Approved SOHO Philly Asset Sale, the provisions of this paragraph (iii) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms and conditions of this Note.

(d)	Manner of Payment. All payments of amounts due under this Note shall be made to each Lender not later than 1:00 p.m. New York City time on the day when due by wire transfer of immediately available funds in accordance with the wire transfer instructions for the Lenders delivered in writing to the Borrower. Whenever any payment hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

5. Payment of Interest and Fees.

(a)

Interest. The interest rate shall be 10.00% per annum (the “Interest Rate”). Each Loan shall bear interest on the full committed principal amount thereof from the date any such Loan is made through the date of repayment or return of such Loan (whether at maturity, by acceleration or otherwise) at a rate per annum equal to the Interest Rate. Interest on the full committed principal amount of this Note shall be due and payable in arrears from and after the date of such Loan on (i) the last day of each Interest Period, (ii) the date of termination of the Loan pursuant to Paragraphs 4(b) or 4(c), (iii) the Maturity Date and (iv) the date of return of the Loan pursuant to Paragraph 3(c). Interest hereunder shall be calculated on the basis of a 360-day year and the actual number of days elapsed.Upon the occurrence and during the continuance of an Event of Default described in Paragraph 10, the principal amount of the Loan and, to the extent permitted by applicable law, any interest payments on the Loan or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including, without limitation, interest, as provided in this Note, accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against the Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding) payable on demand at a rate that is 2.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the Loan. Payment or acceptance of the increased rates of interest provided for in this Paragraph 5(a) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Lender.

(b)	Commitment Fee. The Borrower agrees to pay to the Lenders an unused commitment fee (the “Commitment Fee”) equal to 2.0% of the full committed principal amount of the Loan, or $380,000. The Lenders acknowledge that the Borrower has paid the first installment of the Commitment Fee in the amount of $190,000, which amount is fully earned and non-refundable. The Borrower shall pay the second installment of the Commitment Fee in the amount of $190,000 (the “Remaining Commitment Fee”) upon the closing of the acquisition of the Real Property. Notwithstanding the foregoing, but subject to Paragraph 5(c) below, in the event the Borrower does not draw down the Loan or returns the Loan pursuant to Paragraph 3(c), the Borrower shall not be required to pay the Remaining Commitment Fee.

(c)	Break-Up Fee. In the event the Borrower does not draw down on the Loan or returns the Loan pursuant to Paragraph 3(c), but the Parent or any of its Subsidiaries or affiliates closes on the acquisition of the Real Property on or prior to October 1, 2014, then the Borrower shall pay, within five (5) Business Days of such closing, to the Lenders a break-up fee in the amount of $190,000.

(d)	Prepayment Premium. If the Borrower prepays or repays all or any part of the principal balance of the Loan on or prior to the first anniversary of the Closing Date, whether voluntarily or following an Event of Default (including a bankruptcy Event of Default) and an acceleration of the original maturity date, then the Borrower shall pay to the Lenders a prepayment premium on the amount so prepaid or repaid in an amount equal to the Make Whole Amount.

(e)	Application of Payments.

(i)	Absent a Default or an Event of Default, any prepayment of the Loan pursuant to Paragraphs 4(b) or (c) shall be applied as follows: (A) to prepay the accrued but unpaid interest on a pro rata basis to the Lenders; and (B) second, to prepay the Loan on a pro rata basis to the Lenders.

(ii)	Following the occurrence and during the continuance of an Event of Default, all prepayments and repayments shall be applied as follows: (A) first, to prepay any costs and fees owed to the Agent and/or the Lenders; (B) second, to prepay the accrued but unpaid interest on a pro rata basis to the Lenders, including any Make Whole Amount; and (C) third, to prepay the Loan on a pro rata basis to the Lenders.

(f)	For the avoidance of doubt, (i) all references to and the use of the terms “prepay”, “prepaid”, or “prepayment” shall mean payment of the Loan prior to the first anniversary of the Closing Date and shall not mean payment of the Loan prior to any accelerated Maturity Date and (ii) any prepayment premium or prepayment fee required to be paid under this Note shall also be paid upon or after acceleration of the Loan.

6. Evidence of Debt; Notes; Ratable Share.

(a)	Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of the Borrower to such Lender, including the amounts of the Loan owed to it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of the Loan.

(b)	Ratable Share. Each Lender hereby agrees among themselves that if any of them shall, whether by voluntary prepayment, through the exercise of any right of setoff or banker’s lien, by counterclaim or cross-action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

7. Use of Proceeds. The Borrower shall use the proceeds of the Loan (a) to cause Atlanta LLC to purchase and acquire the Real Property and to pay its transaction fees and expenses in respect thereof and (b) to pay the Borrower’s, the Parent’s and MHI’s transaction fees and expenses in respect of the Loan Documents. Without prejudice to the generality of clause (a) in the preceding sentence, it is contemplated that the Borrower may, directly or through one or more intermediaries, fund Atlanta LLC’s acquisition of the Real Property by means of one or more loans and/or contributions of the Loan proceeds or any portion thereof.

8. Secured Obligations and Guaranty.

(a)	To secure the repayment of the Loan and all obligations, together with all modifications, extensions and renewals thereof, Borrower hereby grants a security interest in and pledges to the Agent for itself and for the benefit of the Lenders, and shall cause its wholly owned Subsidiary, MHI, to grant a security interest in and pledge to the Agent for itself and for the benefit of the Lenders, (i) all (but not less than all) of the Capital Stock of SOHO Philly, (ii) any and all additions, substitutions, dividends, distributions (in the form of cash, property, stock or other securities) and other rights related or in addition to the foregoing, and (iii) any and all proceeds therefrom (collectively, the “Collateral”), and shall execute and deliver, and shall cause MHI to execute and deliver, to the Agent the Pledge Agreement.

(b)	To ensure the repayment of the Loan and all obligations together with all modifications, extensions and renewals thereof, the Parent shall execute and deliver to the Agent the Guaranty.

(c)	The Borrower shall take all such actions with respect to the Collateral at the cost and expense of the Borrower, including, without limitation, delivery of the Collateral Documents and any certificated Capital Stock to the Agent, the filing of any necessary UCC financing statements and any legal opinions of counsel to the Borrower with respect to the creation and perfection of such Liens in form reasonably satisfactory to the Agent.

9. Closing Conditions. The agreement of the Lenders to make the Loan is subject to the satisfaction prior or concurrently with the making of such Loan of the conditions precedent set forth in this Paragraph 9 (the date that all such conditions have been satisfied hereinafter referred to as the “Closing Date”):

The Lender shall have received:

(a)	Note. This Note, executed and delivered by a duly authorized officer of each of the parties hereto;

(b)

Secretary’s Certificate. The Lenders shall have received certificates of the general partner, secretary or assistant secretary, or manager or member, as applicable, of the Borrower, the Parent and MHI with respect to (i) the certificate of formation of such entity as amended or amended and restated to date, (ii) as applicable, the partnership agreement, by-laws, or limited liability company agreement of such entity, each as amended or amended and restated to date, (iii) the resolutions of the general partner, board of directors, or managers or members, as applicable, of such entity, approving each Loan Document to be delivered by such entity under the Loan Documents and the performance of the obligations of such entity thereunder, and (iv) the names and true signatures of the officers of, the officers of the general partner of, or such other persons, as applicable, that is authorized to sign each Loan Document to which the Borrower, the Parent or MHI is a party and the other documents to be delivered by each of them under the Loan Documents.

(c)	Good Standing Certificates. The Lenders shall have received a good standing certificate for each of the Borrower, SOHO Philly, MHI and Parent from the applicable Governmental Body of such entity’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.

(d)	Opinion of Counsel. The Lenders shall have received an originally executed copy of the favorable written opinions of Baker & McKenzie LLP, counsel for the Borrower, in the form of Exhibit D as to such other matters as the Lenders may reasonably request, dated as of the Closing Date, and otherwise in form and substance satisfactory to the Lenders.

(e)	No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Body that, in the reasonable opinion of the Lenders, singly or in the aggregate, materially impairs any of the transactions contemplated by the Loan Documents, or that could have a Material Adverse Effect.

(f)	No Material Adverse Effect. No Material Adverse Effect shall have occurred after giving effect to the Loan made on the Closing Date.

(g)	Pledge Agreement. The Agent shall have received the Pledge Agreement, executed and delivered by a duly authorized officer of each of the parties thereto, from the Borrower and MHI.

(h)	Guaranty. The Agent shall have received the Guaranty, executed and delivered by a duly authorized officer of Parent.

(i)	Fees and Expenses. The Borrower shall have paid all fees and expenses (including attorneys’ fees) and out of pocket costs of the Lenders and Agent (not to exceed $75,000) incurred in connection with this Note and the other Loan Documents.

10. Event of Default. In the event:

(a)	that the Borrower fails to pay the principal of or interest on this Note when due under this Note;

(b)	that any representation, warranty or certification made by the Borrower in this Note, any other Loan Document, or in any document executed or delivered from time to time relating to this Note or any other Loan Document is materially untrue, misleading or incomplete in its recital of any facts at the time as of which representation, warranty or certification, as the case may be, is made;

(c)	that the Borrower shall fail to comply with any other covenant contained in this Note or any other Loan Document and such failure continues uncured for a period of thirty (30) days;

(d)	there is a breach of any representations, warranties, covenants or agreements in or under any of the Collateral Documents;

(e)	(i) of the failure of the Borrower or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness in an individual principal amount of $6,000,000 or more or with an aggregate principal amount of $10,000,000 or more, in each case beyond the grace period, if any, provided therefor, or (ii) of the breach or default by the Borrower or any of its Subsidiaries with respect to any other material term of (A) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (e)(i) above or (B) any loan agreement, mortgage, indenture or other agreement relating to such item of Indebtedness, in each case (x) not waived by the applicable holder or holders of such Indebtedness and (y) beyond the grace period, if any, provided therefor, if as a result of such breach or default, (1) the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders), declares an “event of default” with respect to such Indebtedness or agreement, (2) such “event of default” continues to exist, and (3) such Indebtedness becomes due and payable (or redeemable) prior to its stated maturity;

(f)	(i) either this Note or any other Loan Document shall cease to be in full force and effect or shall be declared null and void, (ii) only to the extent applicable, the Agent for itself and on behalf of the Lenders shall not have or shall cease to have a valid and perfected lien, pledge, security interest or claim on any collateral purported to be covered by any of the Collateral Documents with the priority required by the Collateral Documents, (iii) the Borrower, any of its Subsidiaries or Parent shall contest the validity or enforceability of any of this Note or any other Loan Document, or (iv) the Borrower, any of its Subsidiaries or Parent shall repudiate its obligations under this Note or any other Loan Document;

(g)	that any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $6,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Borrower or any or its Subsidiaries or Parent or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days (or in any event later than 5 days prior to the date of any proposed sale thereunder);

(h)	that there is a Change of Control; or

(i)	of the voluntary or (unless stayed or dismissed within sixty (60) days following commencement) involuntary bankruptcy, receivership, liquidation, insolvency, reorganization, arrangement, assignment for the benefit of creditors or similar proceedings (or upon filing of a petition or notice therefor) involving or affecting the Parent or any of its Subsidiaries, including but not limited to the Borrower and SOHO Philly.

(any such event set forth in clauses (a), (b), (c), (d), (e), (f), (g), (h) or (i) above being, an “Event of Default”), then the Agent may, and at the request of the Required Lenders shall, at its option:

(i)	with respect to clauses (a) through (h), accelerate the maturity of this Note and declare this Note to be due and payable in full, whereupon the entire balance of this Note, including the Make Whole Amount and accrued and unpaid interest hereon (including any interest fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued, whether or not a claim is allowed for such interest, fees or expenses in any bankruptcy proceeding), shall forthwith mature and become due and payable and the Term Loan Commitments shall terminate; provided, however, that upon the occurrence of any event in clause (i) above, this Note shall automatically, and without any notice, be accelerated and the entire principal hereof and all other amounts hereunder, including the Make Whole Amount and accrued and unpaid interest hereon (including any interest fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued, whether or not a claim is allowed for such interest, fees or expenses in any bankruptcy proceeding) shall become immediately due and payable and the Term Loan Commitments shall automatically terminate;

(ii)	to the extent available, exercise all rights and remedies in respect of the Collateral available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral), by law or otherwise;

(iii)	initiate legal proceedings to compel the Borrower to cause or cause the judicial enforcement of the exercise of commercially reasonable efforts to pursue a negotiated, arm’s-length sale of the Real Property; and

(iv)	exercise any and all other rights and remedies it may have under other agreements and under applicable law.

11. Additional Terms. The Borrower hereby (a) agrees to pay all costs of collection, including without limitation, reasonable attorneys’ fees, if the principal of or interest on this Note is not paid in full upon demand, (b) waives presentment for payment, protest and demand, notice of non-payment, notice of protest, demand, dishonor, non-payment, default, acceleration, intent to accelerate, diligence in collecting this Note and all other presentments, notices, demands and acts that otherwise might condition or restrict a right to immediate payment of this Note upon demand, (c) shall make all payments hereunder immediately upon demand without any set-off, counterclaim, defenses, withholding (for taxes or otherwise), or reduction of any kind, and (d) agrees that each Lender, at its sole option, may apply any amounts otherwise due to the Borrower by the Lenders to the payment of this Note in a manner consistent with Paragraph 5(e).

12. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lenders as follows:

(a)	Existence and Power. Each of the Borrower and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Note and the other Loan Documents and to consummate the transactions contemplated hereby and thereby.

(b)	Authorization; Binding Effect. The execution and delivery by the Borrower of this Note and the other Loan Documents, the performance by the Borrower of its obligations under this Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Borrower. This Note and the other Loan Documents are the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

(c)	Contravention. Neither the execution, delivery and performance of this Note and the other Loan Documents by the Borrower nor the consummation of the transactions contemplated hereby by the Borrower will (with or without notice or lapse of time or both) (i) violate or breach any provision of any Borrower’s organizational or governing documents, (ii) violate or breach any statute, law, rule, regulation or order by which the Borrower or any of its assets or properties, may be bound or affected, or (iii) breach or result in a default under, result in the acceleration of, or give rise to a right of termination, cancellation, modification or acceleration or require any notice under, any material contract or agreement to which the Borrower is a party or by which the Borrower or any of its assets or properties may be bound or affected.

(d)	Consents. All approvals, consents, authorizations or orders of, notices to or registrations or filings with, or any other action by, any governmental authority or other person or entity have been obtained which are required in connection with (i) the due execution and delivery by the Borrower of this Note and the other Loan Documents and the performance of the Borrower’s obligations hereunder and thereunder, (ii) the consummation of the transactions contemplated hereby by the Borrower, and (iii) the exercise by the Lenders of their rights and remedies under this Note and the other Loan Documents.

(e)	Laws and Taxes. The Borrower and its Subsidiaries are in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon the Borrower, its Subsidiaries and Parent by any law or by any Governmental Body. The Borrower, its Subsidiaries and Parent have filed all required tax returns and reports that are now required to be filed by them in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon the Borrower, its Subsidiaries or their respective assets, including unemployment, social security, and real estate taxes. The Borrower, its Subsidiaries and Parent have paid all taxes which are now due and payable, or, with respect to those taxes which are being contested in good faith, the Borrower, its Subsidiaries and Parent have made an appropriate reserve on their respective financial statements for the same. No taxing authority has asserted or assessed any additional tax liabilities against the Borrower, its Subsidiaries and Parent which are outstanding on this date, and the Borrower, its Subsidiaries and Parent have filed for any extension of time for the payment of any tax or the filing of any tax return or report.

(f)	Title. Each of the Borrower, SOHO Philly, MHI and Parent has good and marketable title to their respective assets reflected on the most recent consolidated balance sheet submitted to the Lenders, free and clear from all Liens, except for Permitted Liens.

(g)	Defaults. The Borrower, its Subsidiaries and Parent are in compliance with all material agreements applicable to them and there does not now exist any default or violation by the Borrower, its Subsidiaries and Parent of or under any of the terms, conditions or obligations of (a) its articles of incorporation, or by-laws or (b) any other material contract, agreement or instrument to which the Borrower, its Subsidiaries and Parent are a party or by which they are bound.

(h)	Solvency. The Borrower, each Subsidiary and Parent are Solvent.

(i)	Absence of Material Adverse Effect. There has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since December 31, 2013.

(j)	Litigation. There are no legal or other proceedings or investigations pending or threatened against the Borrower or any of its Subsidiaries or Parent before anycourt, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Material Adverse Effect.

(k)	Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default.

(l)	Absence of Other Defaults. The Borrower, its Subsidiaries and Parent are not in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which any of them is a party (by successor in interest or otherwise) or by which it is bound, or any other agreement or other instrument by which any of their properties or assets owned by them or used in the conduct of their business is affected, which individually or in the aggregate would have a Material Adverse Effect.

(m)	Margin Regulations. The Borrower, its Subsidiaries and Parent are not engaged in the business of extending credit to others for the purpose of buying or carrying Margin Stock. Neither the making of the Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

(n)	Exchange Act Filings, etc. The Borrower and Parent have filed or furnished in a timely manner all reports and other information required to be filed (“Filings”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act. On their respective dates of filing or furnishing, the Filings complied in all material respects with the requirements of the Exchange Act, and the published rules and regulations of the Commission promulgated thereunder. On their respective dates of filing or furnishing, the Filings did not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and all financial statements contained in the Filings fairly present the financial position of the Parent, Borrower and its Subsidiaries on and as of the dates referenced in such statements and the results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods involved and prior periods, except as otherwise indicated in the notes to such financial statements. None of the representations or warranties of the Borrower contained in the Loan Documents are untrue or incorrect in any material respect when made and on the Closing Date.

13. Affirmative Covenants. The Borrower covenants and agrees that until payment in full of all obligations under this Note, the Borrower shall perform all the following covenants:

(a)

Financial Reporting. The Borrower shall furnish to the Lenders: (i) as soon as available but in any event, within ninety (90) days after the close of each fiscal year of the Borrower, the audited consolidated financials of the Borrower and its Subsidiaries for such fiscal year, certified by its accountants; (ii) within one Business Day of filing any Filing with the Commission, a copy of such Filing;

(iii) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, the unaudited consolidated financials of the Borrower and its Subsidiaries for such quarter, certified by their chief financial officer pursuant to a financial officer certification; (iv) as soon as available but in any event within thirty (30) days after the end of each fiscal month, the unaudited consolidated financials of the Borrower and its Subsidiaries for such month, certified by their chief financial officer pursuant to a financial officer certification; (v) together with the quarterly unaudited and annual audited consolidated financials, a certificate of the Borrower’s chief financial officer certifying that no Default or Event of Default has occurred, or if a Default or an Event of Default has occurred, the actions taken by the Borrower with respect thereto; (vi) as soon as available but in any event within 45 days after the end of each calendar quarter, a quarterly financial compliance report with supporting detailed calculations attached, certified by the Borrower’s chief financial officer, regarding compliance with the Debt Service Coverage Ratio in Paragraph 15; and (vii) any other information or reports supplied to any of the Borrower’s other lenders, including but not limited to the quarterly financial covenant compliance report with supporting detailed calculations attached.

(b)	Books and Records. The Borrower shall keep true and accurate books of account in accordance with GAAP and shall permit the Lenders and/or any of their designated representatives, upon reasonable notice and at the expense of the Borrower, to visit and inspect the premises of the Borrower and its Subsidiaries to examine the books of account of the Borrower (and to make copies and/or extracts therefrom) and to discuss the affairs, finances and accounts of such persons with, and to be advised as to the same by, the officers of such persons and to be advised as to such or other business records upon the request of the Lenders.

(c)	Legal Existence. The Borrower shall maintain its corporate/legal existence and business, maintain its assets in good operating conditions and repair (subject to ordinary wear and tear), keep its business and assets adequately insured, maintain its chief executive office in the United States, continue to engage in the same lines of business, and comply in all material respects with all legal regulations, including, without limitation, ERISA and environmental laws.

(d)

Notice of Defaults. The Borrower shall notify the Lenders promptly in writing (i) of the occurrence of any Default or Event of Default, (ii) of its obtaining knowledge of any noncompliance with ERISA or any environmental law or proceeding in respect thereof which could have a material adverse effect on such person, (iii) of any change of address of the Borrower, (iv) of the Borrower’s obtaining knowledge of any threatened or pending litigation or similar proceeding affecting it involving claims in excess of $100,000 in the aggregate or any material change in any such litigation or proceeding previously reported, (v) of the Borrower’s obtaining knowledge of claims in excess of $100,000 in the aggregate against any of its assets or properties and (vi) of any new or change, amendment, modification or supplement in any management contract relating to the hotel owned by SOHO Philly or any successors or assigns along with a copy of such new, changed, amended, modified or supplemented management agreement.

(e)	Use of Proceeds. The Borrower shall use the proceeds of the Loan only as permitted by Paragraph 7 hereof.

(f)	Cooperation. The Borrower shall cooperate with the Lenders, take such action, execute such documents, and provide such information as the Lenders may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

(g)	Taxes. The Borrower shall pay when due (including any extension thereof) all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a Lien upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if the Lenders are notified in advance of such contest and if the Borrower establishes an adequate reserve or other appropriate provision required by GAAP.

(h)	Compliance with Laws. The Borrower shall comply with all federal, state and local laws, regulations and orders applicable to the Borrower and its Subsidiaries or their assets in all respects material to the Borrower’s and its Subsidiaries’ business or assets and shall immediately notify the Lender of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by the Borrower and any of its Subsidiaries regarding to any environmental or safety and health rule, regulation, statute, ordinance or law. The Borrower shall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the conduct of its business and as may be required from time to time by applicable law.

(i)	Further Assurances. The Borrower shall promptly, upon request by the Lenders, correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation of the Loan Document. Promptly upon request by the Lenders, the Borrower shall execute, acknowledge, deliver, record, file and register, any and all such further acts, deeds, conveyances, documents, continuations, notices of assignment, transfers, certificates, assurances and other instruments as the Lenders may require from time to time in order to carry out more effectively the purposes of each Loan Document.

14. Certain Negative Covenants. Until payment in full of all obligations under this Note, the Borrower shall not, and shall cause SOHO Philly to not:

(a)	Indebtedness. incur or create any Indebtedness other than as set forth on Schedule 14(a) (“Permitted Indebtedness”);

(b)	Liens. mortgage, assign, pledge, transfer or otherwise permit any Lien other than as set forth on Schedule 14(b) (“Permitted Liens”).

(c)	Merger; Disposition or Acquisition of Assets. (i) merge or consolidate with any entity; (ii) amend or change its articles of incorporation, articles of organization or code of regulations/bylaws, in each case, in a manner that has a material adverse effect on the Borrower’s ability to perform its obligations under any Loan Document; (iii) except with respect to the disposition of real property with the prior written consent of the Lenders or an Approved SOHO Philly Asset Sale, sell, lease, transfer or otherwise dispose of, or grant any Person an option to acquire, or sell and leaseback, all or any substantial portion of its assets, whether now owned or hereafter acquired (in each case other than in the ordinary course of business); provided that no later than the second Business Day following the date of receipt by SOHO Philly or the Borrower of any Net Asset Sale Proceeds from the disposition of real property, the Borrower shall permanently prepay the Loan in an aggregate amount equal to such Net Asset Sale Proceeds; or (iv) acquire, purchase or otherwise obtain assets or property, including shares of Capital Stock, other than in the ordinary course of business and in any event in amount in excess of $2,000,000.

(d)	Subsidiaries. form, or cause to be formed, any Subsidiary.

15. Financial Covenant. The Borrower covenants and agrees that until payment in full of all obligations under this Note, the Borrower shall cause SOHO Philly to perform and be in compliance with the following:

(a)	The Debt Service Coverage Ratio for SOHO Philly for each calendar quarter shall not be greater than 1.25 to 1.0. The first calendar quarter for calculation of the Debt Service Coverage Ratio shall be the quarter ending June 30, 2014.

(b)	In the event of a breach of the covenant in Paragraph 15(a), the Borrower may make principal payments on the Indebtedness of SOHO Philly in an amount necessary to cure such default and to bring the applicable ratio into compliance.

16.	Taxes: Withholding, etc.

(a)	Payments to Be Free and Clear. All sums payable by the Borrower under this Note shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any tax imposed, levied, collected, withheld or assessed by or within any governmental authority.

(b)	Withholding of Taxes. If the Borrower is required by law to make any deduction or withholding on account of any tax from any sum paid or payable by the Borrower to the Lenders under this Note, (i) the Borrower shall notify the Lenders of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it, (ii) the Borrower shall pay any such tax before the date on which penalties attach thereto, such payment to be made for its own account, and (iii) the sum payable by the Lenders in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Lenders receive on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made.

17. Expenses; Indemnification.

(a)	Expenses. The Borrower agrees to promptly pay (i) all the actual and reasonable costs and expenses of the administration of this Note, the Loan Documents and all other documents, instruments or agreements executed and delivered by Borrower for the benefit of any Lender in connection herewith, and any amendments, consents, waivers or other modifications to this Note, the Loan Documents and such other documents, instruments or agreements executed and delivered by the Borrower for the benefit of any Lender in connection herewith, including, without limitation, the reasonable fees, expenses and disbursements of counsel to the Lenders, and (ii) after the occurrence of a Default, all costs and expenses, including attorneys’ fees and costs of settlement, incurred by the Lenders in enforcing any obligations under this Note or in collecting any payments due from the Borrower under this Note by reason of such Default or in connection with any refinancing or restructuring of this Note provided hereunder in the nature of a ‘‘work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

(b)	Indemnification. The Borrower shall indemnify the Lenders and their respective affiliates, shareholders, partners, managers, members, directors, officers, employees, agents and affiliates (collectively, the “Lender Indemnified Persons”) against and hold each Lender Indemnified Person harmless from any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses) that the Lender Indemnified Persons may suffer or become subject to arising out of or in connection with this Note, the use of proceeds hereof or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Lender Indemnified Person is a party thereto. No Lender Indemnified Person shall be liable for any indirect or consequential damages in connection with its obligations hereunder or its activities related to this Note.

18. Successors and Assigns. This Note will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

This Note may not be assigned by the Borrower hereto without the prior written consent of the Lenders. Any assignment or attempted assignment in contravention of Paragraph 19 will be void ab initio and will not relieve the assigning party of any obligation under this Note.

19. Assignments and Participations. Each Lender may assign (each, an “Assignment”) to one or more Persons (each, an “Assignee”) all or a portion of its rights and obligations under this Note (including all or a portion of such Lender’s Loan). Each Assignment shall be subject to the following:

(a)	Consent. Assignments shall be subject to the prior written consent of the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender or an affiliate of a Lender or, if an Event of Default has occurred and is continuing; or

(b)	Minimum Transfer. Except in the case of an Assignment to a Lender or an affiliate of a Lender the amount of the Loan of the assigning Lender subject to each such Assignment (determined as of the date of the Assignment) shall not be less than $1,000,000 or an assignment of the entire remaining amount of the assigning Lender’s Loan (if less than $1,000,000) unless the Borrower otherwise consents, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(c)	Participations. Each Lender may sell participations to one or more Persons (other than to the Borrower or any of its affiliates) in all or a portion of such Lender’s rights and obligations under this Note (including all or a portion of such Lender’s Loan); provided that (i) such Lender’s obligations under this Note shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Note. Any agreement or instrument pursuant to which such Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the participant, agree to any amendment, modification or waiver to (i) extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect, (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Note or (iii) when applicable, release all or substantially all of the Collateral supporting the Loan hereunder.

20. Miscellaneous.

(a)	Notices. Except as otherwise expressly provided herein, all notices and other communications made or required to be given pursuant to this Note shall be made in writing and delivered personally, by overnight courier or by registered mail to the parties at the following address or sent by facsimile, with confirmation received, to the facsimile number specified below (or at such other address or facsimile number as will be specified by a party by like notice given at least five calendar days prior thereto). All notices, requests, demands and other communications will be deemed delivered when actually received.

If to the Borrower, at:

Sotherly Hotels LP

410 W. Francis Street

Williamsburg, Virginia 23185

Attn: David R. Folsom

Telephone: (757) 229-5648

Facsimile: (757) 564-8801

With a copy to:

Baker & McKenzie LLP

815 Connecticut Avenue, NW

Washington, D.C. 20006-4078

Attn: Thomas J. Egan, Jr., Esq.

Telephone: +1 202 452 7050

Facsimile: +1 202 416 6955

If to the Lenders, at:

Richmond Hill Investment Co., L.P.

375 Hudson Street, 12th Floor

New York, New York 10014

Attn: Ryan Taylor

Telephone: (646) 833-3258

Facsimile: (866) 758-8541

With a copy to:

Chapman and Cutler LLP

1270 Avenue of the Americas

New York, New York 10020

Attn: Larry G. Halperin, Esq.

Telephone: (212) 655-2517

Facsimile: (212) 655-2518

(b)	Counterparts. This Note may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

(c)	Amendments. This Note may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto.

(d)	Governing Law. This Note will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within such jurisdiction, without reference to conflicts of laws provisions.

(e)	Entire Agreement. This Note and the Loan Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto.

(f)	Severability. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note will nevertheless remain in full force and effect.

(g)	No Third-Party Rights. This Note is not intended, and will not be construed, to create any rights in any parties other than the Borrower and the Lenders, and no person or entity may assert any rights as third-party beneficiary hereunder.

(h)	Submission to Jurisdiction. Each of the Borrower and the Lenders hereby (i) agrees that any action, suit or proceeding with respect to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, (ii) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts, (iii) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action, suit or proceeding in those jurisdictions, and (iv) irrevocably consents to the service of process of any of the courts referred to above in any action, suit or proceeding by the mailing of copies of the process to the parties hereto as provided in Paragraph 20(a) above.

(i)	Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDERS HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS NOTE AND AGREES THAT ANY ACTION, SUIT OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(j)	Ambiguities. This Note was negotiated between legal counsel for the parties and any ambiguity in this Note will not be construed against the party who drafted this Note.

(k)	No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Note will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.

(l)	Patriot Act. The Lenders hereby notify the Borrower that pursuant to the requirements of the Act, they may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify Borrower in accordance with the Act.

(m)	Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lenders and each of their respective affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Note or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Note or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of the Lender and its affiliates under this Paragraph are in addition to other rights and remedies (including other rights of setoff) that the Lenders or their respective affiliates may have. The Lenders agree to notify the Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

[signature page follows on next page]

BORROWER:	SOTHERLY HOTELS LP

	By:	Sotherly Hotels Inc., its General Partner

	By:	/s/ David R. Folsom
Name: David R. Folsom
Title: President and Chief Operating Officer

SIGNATURE PAGE TO NOTE AGREEMENT

LENDER AND AGENT:	RICHMOND HILL CAPITAL PARTNERS, LP

	By:	Richmond Hill Investment Co., L.P., its
Investment Manager

	By:	/s/ Ryan P. Taylor
Name: Ryan P. Taylor
Title: Authorized Signatory

LENDER:	ESSEX EQUITY JOINT INVESTMENT
VEHICLE, LLC

	By:	Richmond Hill Investments, LLC, its
Investment Manager

	By:	/s/ Ryan P. Taylor
Name: Ryan P. Taylor
Title: Authorized Signatory

SIGNATURE PAGE TO NOTE AGREEMENT

SCHEDULE I

Lender Commitments

Lender	Term Loan Commitment
Richmond Hill Capital Partners, LP	$5,130,000
Essex Equity Joint Investment Vehicle, LLC	$13,870,000
TOTAL	$19,000,000

SCHEDULE 14(a)

Permitted Indebtedness

Any and all Indebtedness from time to time of SOHO Philly in respect of any mortgage in a principal amount up to $34,000,000 on real property owned by SOHO Philly.

SCHEDULE 14(b)

Permitted Liens

1.	Liens existing on the date hereof and granted by SOHO Philly in favor of TD Bank, N.A. to secure the mortgage on the Hilton Philadelphia Airport hotel property.

2.	Liens upon any property or asset securing loans to any Subsidiary from a third party lender the proceeds of which were used to acquire such property or refinance the debt which funded the acquisition of such property or asset, and which loan has recourse for payment contractually limited to the property or assets so financed or refinanced.

3.	Liens incurred in the extension, renewal or refinancing of the indebtedness secured by liens described in (1) or (2) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of such indebtedness is not increased.

4.	Liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith and with due diligence by appropriate proceedings.

5.	Pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs.

6.	Liens of mechanics, materialmen, warehousemen, carriers or other like Liens, securing obligations incurred in the ordinary course of business that: (a) are not yet due and payable or (b) are being contested diligently in good faith pursuant to appropriate proceedings.

7.	Liens arising by reason of any judgment, decree or order of any court, arbitral tribunal or similar entity so long as any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired.

8.	Good faith pledges of cash or deposits of cash made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or good faith pledges of cash or deposits of cash made in the ordinary course of business to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business.

9.	Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the holder thereof in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use.

10.	Liens in favor of the Agent and the Lenders or otherwise created or arising under the Collateral Documents.

EXHIBIT A

Guaranty

GUARANTY

FOR VALUE RECEIVED, and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to SOTHERLY HOTELS LP, a partnership organized under the laws of the State of Delaware (“Borrower”) by the Lenders (as hereinafter defined) and by RICHMOND HILL CAPITAL PARTNERS, LP, as Agent for Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), the undersigned (“Guarantor”) hereby agrees, as of March 26, 2014, as follows:

RECITALS

A. Pursuant to the Note Agreement, dated as of March 26, 2014 (as the same may be amended, restated, extend, joined, supplemented and/or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Agreement), the Agent and the entities from time to time party thereto (individually, each a “Lender” and collectively, the “Lenders”) extended a commitment of $19,000,000 to Borrower.

B. As a condition to entering into the Note Agreement, the Agent and the Lenders require the execution and delivery of this Guaranty by Guarantor.

C. Guarantor hereby agrees that it will derive substantial benefit from the commitment and the making of the Loan under the Note Agreement.

ACCORDINGLY, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Guaranty of Obligations. Guarantor unconditionally, absolutely, irrevocably, guarantees the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of Borrower to the Lenders and Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing or due or to become due, including, without limitation, all obligations under or in connection with the Note Agreement and each of the documents, instruments and agreements executed and delivered in connection therewith, as each may be modified, increased, amended, supplemented or replaced from time to time (all such obligations are herein referred to, collectively, as the “Liabilities”, and all documents evidencing or securing any of the Liabilities, including without limitation, the Note Agreement and Collateral Documents, are herein referred to, collectively, as the “Loan Documents”). This Guaranty (this “Guaranty”) is a guaranty of payment and performance when due and not of collection. Notwithstanding the foregoing, Guarantor shall not be liable for any expenses under this paragraph if no payment by Guarantor is or was due in respect of the Liabilities.

In the event of any default by Borrower in making payment of, or default by Borrower in performance of any of the Liabilities, including but not limited to an Event of Default under the

Note Agreement (as defined therein), Guarantor agrees on demand by Agent to pay and perform all of the Liabilities as are then or thereafter become due and owing or are to be performed under the terms of the Loan Documents. Guarantor further agrees to pay all expenses (including, without limitation, reasonable attorneys’ fees and expenses) paid or incurred by Agent in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty.

2. Continuing Nature of Guaranty and Liabilities. Except pursuant to the conditions of Paragraph 4 below, this Guaranty shall be continuing and shall not be discharged, impaired or affected by:

a. the insolvency of Guarantor or the payment in full of all of the Liabilities at any time or from time to time prior to termination of the Note Agreement and all other Loan Documents and the full and final release and discharge of all obligations of all parties thereunder;

b. the power or authority or lack thereof of Borrower to incur the Liabilities;

c. the validity or invalidity of any of the Loan Documents or the documents securing the same;

d. the existence or non-existence of any Borrower as a legal entity;

e. any transfer by Borrower or its Subsidiaries of all or any part of any collateral in which Agent has been granted a lien or security interest pursuant to the Loan Documents;

f. any statute of limitations affecting the liability of Guarantor under this Guaranty or the Loan Documents or the ability of Agent to enforce this Guaranty or any provision of the Loan Documents or any of the Collateral Documents (as defined in the Note Agreement); or

g. any right of offset, counterclaim or defense of Guarantor whatsoever (other than payment in part or in full and performance in full of all of the Liabilities after the termination of the Note Agreement in accordance with the terms of the Loan Documents), including, without limitation, those which have been waived by Guarantor pursuant to Paragraphs 6 and 8 hereof.

3. Insolvency of Borrower or Guarantor. Without limiting the generality of any other provision hereof, Guarantor agrees that, in the event of the dissolution or insolvency of Borrower or the inability of Borrower to pay its debts as they mature, or an assignment by Borrower for the benefit of creditors, or the institution of any proceeding by or against Borrower alleging that Borrower is insolvent or unable to pay its debts as they mature and in the case of any proceeding against Borrower, such proceeding is not stayed or dismissed within sixty (60) days, Guarantor will pay to Agent forthwith the full amount which would be payable hereunder by Guarantor if all of the Liabilities were then due and payable, whether or not such event occurs at a time when any of the Liabilities are otherwise due and payable.

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4. Payment of the Liabilities. Any amounts received by Agent from whatever source on account of the Liabilities may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as provided in the Note Agreement, and notwithstanding any payments made by or for the account of Guarantor pursuant to this Guaranty.

Guarantor agrees that, if at any time all or any part of any payment theretofor applied by Agent to any of the Liabilities is or must be rescinded or returned by Agent for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such Liabilities shall, for the purposes of this Guaranty and to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by Agent, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Agent had not been made.

5. Permitted Actions of Agent. Agent may from time to time, in its sole discretion and without notice to Guarantor, take any or all of the following actions:

a. retain or obtain a security interest in any assets of Borrower or any third party to secure any of the Liabilities or any obligations of Guarantor hereunder;

b. retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities;

c. extend or renew for one or more periods (whether or not longer than the original period), alter, exchange or increase any of the Liabilities;

d. waive, ignore or forbear from taking action or otherwise exercising any of its default rights or remedies with respect to any default by Borrower under the Loan Documents;

e. release, waive or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Liabilities, without notice to any other obligor or any other guarantor;

f. release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any collateral now or hereafter securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

g. demand payment or performance of any of the Liabilities which are due and owing from Guarantor at any time or from time to time, whether or not Agent shall have exercised any of its rights or remedies with respect to any property securing any of the Liabilities or any obligation hereunder, or proceeded against any other obligor primarily or secondarily liable for payment or performance of any of the Liabilities.

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6. Specific Waivers. Without limiting the generality of any other provision of this Guaranty, Guarantor hereby expressly waives:

a. notice of the acceptance by Agent of this Guaranty;

b. notice of the existence, creation, payment, nonpayment, performance or nonperformance of all or any of the Liabilities;

c. presentment, demand, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices whatsoever with respect to the payment or performance of the Liabilities or the amount thereof or any payment or performance by Guarantor hereunder;

d. all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing;

e. any right to direct or affect the manner or timing of Agent’s lawful enforcement of its rights or remedies;

f. any defense, right of set-off or other claim whatsoever (other than payment in full and performance in full of all of the Liabilities after any termination of the Note Agreement in accordance with the terms of the Loan Documents) that Borrower or any third party may or might have to the payment or performance of the Liabilities;

g. any and all defenses which would otherwise arise upon the occurrence of any event or contingency described in Paragraph 1 hereof or upon the taking of any action by Agent permitted hereunder;

h. any defense, right of set-off, claim or counterclaim whatsoever (other than payment and performance in full or part of all of the Liabilities after any termination of the Note Agreement in accordance with the terms of the Loan Documents), and any and all other rights, benefits, protections and other defenses which Guarantor may have, now or at any time hereafter, to full payment or performance of the Liabilities pursuant to the terms of this Guaranty; and

i. all other principles or provisions of law, if any, that conflict with the terms of this Guaranty, including, without limitation, the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety.

7. Irrevocability. Guarantor hereby further waives all rights to revoke this Guaranty at any time, and all rights to revoke any agreement executed by Guarantor at any time to secure the payment and performance of Guarantor’s obligations under this Guaranty, including, without limitation, the Loan Documents.

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8. Waiver of Subrogation and Certain Other Rights. Prior to the satisfaction in full of all Liabilities, Guarantor hereby waives and shall have no right of subrogation, reimbursement, exoneration, contribution or indemnity against Borrower or any other guarantor for any reason, including but not limited to, by reason of any payments made or acts performed by Guarantor in compliance with the obligations of Guarantor hereunder or any actions taken by Agent pursuant to this Guaranty or pursuant to the Loan Documents.

Guarantor agrees that nothing contained in this Guaranty shall prevent Agent from suing to collect on the Liabilities or from exercising concurrently or successively any rights available to it at law and/or in equity or under any of the Loan Documents, and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor hereby authorizes and empowers Agent to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

Notwithstanding any foreclosure of the lien of any Collateral Document with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure, or by the acceptance of a deed or possession of any other collateral in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. Without limiting the generality of the foregoing, Guarantor specifically agrees that upon an Event of Default under and as defined in the Note Agreement, Agent may elect to nonjudicially or judicially foreclose against any real or personal property, including but not limited to its rights under any Pledge Agreement executed by Guarantor in favor of Agent.

9. Certain Covenants. Guarantor covenants and agrees that it shall take all reasonable action necessary to permit or enable Borrower to comply with Borrower’s obligations under the Note Agreement. Except as permitted under the Note Agreement and the Loan Documents, Guarantor shall not, until indefeasible payment and satisfaction in full in cash of the obligations and termination of the Note Agreement, accept any payment or other transfer of assets or funds from Borrower, including without limitation, the payment of any management, consulting or similar fees; provided, however, that except at any time when an Event of Default under and as defined in the Note Agreement exists and is continuing, the foregoing limitation shall not apply to Guarantor’s acceptance of any payment or transfer effected in the ordinary course of business or to dividends or other distributions regularly and lawfully declared and paid by the Borrower.

10. Limitation on Incurrence of Debt. Guarantor covenants and agrees that until all obligations are performed in full and indefeasibly paid in full in cash and the Loan Documents are terminated, Guarantor will not, and will not permit any Subsidiary to:

a. incur any Indebtedness if, immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the ratio of the aggregate principal amount of all outstanding Indebtedness to Adjusted Total Asset Value would be greater than 0.65 to 1.0.

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b. incur any Indebtedness if the ratio of Stabilized Consolidated Income Available for Debt Service to Stabilized Consolidated Interest Expense on the date on which such additional Indebtedness is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, would be less than 1.5 to 1.0.

For purposes of Paragraph 10, the following terms shall have the meanings set forth below:

“Adjusted Total Asset Value” as of any date means the sum of (i) Stabilized Asset Value, (ii) Non-Stabilized Asset Value and (iii) total cash and cash equivalents of Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Asset Under Renovation” means as of any date any hotel asset directly or indirectly owned by Guarantor, any Subsidiary or any Unconsolidated Entity, that is designated by Guarantor in its discretion as the recipient or beneficiary of capital expenditures in an amount greater than 4% of such hotel asset’s total revenues for the preceding 12 months.

“Capitalization Rate” means 7.5%.

“Consolidated Income Available for Debt Service” means, for the four complete calendar quarters preceding the date of determination, Consolidated Net Income of Guarantor and its Subsidiaries plus amounts that have been deducted for but minus amounts that have been added for (a) Consolidated Interest Expense plus dividends on mandatorily redeemable or mandatorily convertible preferred stock and prepayment penalties included in GAAP interest expense, (b) provision for taxes of Guarantor and its Subsidiaries based on income, (c) depreciation and amortization and all other non-cash items deducted for purposes of calculating Consolidated Net Income, (d) provision for gains and losses on sales or other dispositions of properties and other investments, (e) extraordinary items, (f) non-recurring or other unusual items, as determined by Guarantor in good faith and (g) corporate, general and administrative expenses.

“Consolidated Interest Expense” means, for the four complete calendar quarters preceding the date of determination, the aggregate amount of interest expense for Guarantor and its Subsidiaries for such period determined in accordance with GAAP, excluding any interest that is (i) payable in respect of Capital Stock, (ii) capitalized or (iii) payable in a form other than cash.

“Consolidated Net Income” means, for the four complete calendar quarters preceding the date of determination, the amount of net income (or loss) of Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

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“Non-Stabilized Asset” means, as of any date, any hotel asset owned by Guarantor, any Subsidiary or any Unconsolidated Entity that (i) is, or within the preceding 24 months has been, an Asset Under Renovation, or (ii) has, within the preceding 24 months, (A) completed a brand change, (B) been subject to an event, or a series of events, giving rise to a material casualty or (C) is in, or has completed, condemnation proceedings in respect of all or any part of such hotel asset.

“Non-Stabilized Asset Value” as of any date means the total “as-stabilized” value of all Non-Stabilized Assets as determined by an appraisal for each Non-Stabilized Asset which will be commissioned by Guarantor from a certified MAI appraiser in December of each year during which the Note Agreement and the other Loan Documents remain outstanding.

“Stabilized Asset” means, as of any date, any hotel asset owned by Guarantor, any Subsidiary or any Unconsolidated Entity that does not constitute a Non-Stabilized Asset.

“Stabilized Asset Value” as of any date means the total value of all Stabilized Assets determined by dividing (i) Stabilized Consolidated Income Available for Debt Service by (ii) the Capitalization Rate.

“Stabilized Consolidated Income Available for Debt Service” as of any date means Consolidated Income Available for Debt Service of Guarantor and its Subsidiaries, excluding any portion of Consolidated Income Available for Debt Service attributable to a Non-Stabilized Asset.

“Stabilized Consolidated Interest Expense” as of any date means Consolidated Interest Expense of Guarantor and its Subsidiaries, excluding any portion of Consolidated Interest Expense relating to Indebtedness that is secured by a Non-Stabilized Asset.

“Unconsolidated Entity” means a Person, other than a Subsidiary, in which Guarantor holds a direct or indirect ownership interest that is accounted for under the equity method of accounting or the cost method of accounting.

11. Subordination. Guarantor hereby subordinates any and all indebtedness of Borrower to Guarantor to the full and prompt payment and performance of all of the Liabilities. Guarantor agrees that Agent shall be entitled to receive payment of all Liabilities prior to Guarantor’s receipt of payment of any amount of any indebtedness of Borrower to Guarantor. Any payments on such indebtedness to Guarantor, if Agent so requests, shall be collected, enforced and received by Guarantor, in trust, as trustee for Agent and shall be paid over to Agent on account of the Liabilities, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Agent is authorized and empowered, but not obligated, in its discretion, (a) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, indebtedness of Borrower to Guarantor and to apply any amounts received thereon to the Liabilities, and (b) to require Guarantor (i) to collect and enforce, and to submit claims in respect of, any indebtedness of Borrower to Guarantor, and (ii) to pay any amounts received on such indebtedness to Agent for application to the Liabilities.

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12. Assignment of Agent’s Rights. Agent may, from time to time, without notice to Guarantor, assign or transfer any or all of the Liabilities or any interest therein and, notwithstanding any such assignment or transfer of the Liabilities or any subsequent assignment or transfer thereof, the Liabilities shall be and remain the Liabilities for the purpose of this Guaranty. Each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such party’s interest in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Agent; provided, however, that unless Agent shall otherwise consent in writing, Agent shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty for its own benefit as to those of the Liabilities which Agent has not assigned or transferred.

13. Indulgences Not Waivers. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Agent, except as expressly set forth in a writing duly signed and delivered by Agent. Except for the signature and delivery of such a writing, no action of Agent permitted hereunder shall in any way affect or impair the rights of Agent or the obligations of Guarantor under this Guaranty.

14. Financial Condition of the Borrower. Guarantor represents and warrants that it is fully aware of the financial condition of Borrower, and Guarantor delivers this Guaranty based solely upon its own independent investigation of Borrower’s financial condition and in no part upon any representation or statement of Agent with respect thereto. Guarantor further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning Borrower’s financial condition as Guarantor may deem material to its obligations hereunder, and Guarantor is not relying upon, nor expecting Agent to furnish it any information in Agent’s possession concerning Borrower’s financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Liabilities.

Guarantor hereby waives any duty on the part of Agent to disclose to Guarantor any facts it may now or hereafter know about Borrower, regardless of whether Agent has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor.

Guarantor hereby knowingly accepts the possibility that Borrower will contract for additional indebtedness for which Guarantor may be liable hereunder after Borrower’s financial condition or ability to pay its lawful debts when they fall due has deteriorated.

15. Representations and Warranties. Guarantor represents and warrants to Agent that each of the following statements is accurate and complete as of the date of this Guaranty:

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a. Guarantor is an entity duly organized, validly, existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, except where the failure to qualify could not have a Material Adverse Effect. A “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, results of operations, assets, business or properties of Guarantor, (b) Guarantor’s ability to duly and punctually pay or perform the Liabilities in accordance with the terms thereof, (c) to the extent applicable, the value of the Collateral or Agent’s Liens on the Collateral or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Guaranty and the Loan Documents.

b. the execution, delivery and performance by Guarantor of this Guaranty are within the power of Guarantor and have been duly authorized by all necessary actions on the part of Guarantor;

c. this Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally;

d. the execution, delivery and performance of this Guaranty do not (i) violate any provisions of any material law or any order of any court or other agency of government to the extent such violation could reasonably result in a Material Adverse Effect, (ii) contravene any provision of Guarantor’s organizational documents or any material contract or agreement to which Guarantor is a party or by which Guarantor or Guarantor’s assets are bound other than any violation the consequences of which could not have or could not reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any property, asset or revenue of Guarantor except pursuant to or as set forth in the Loan Documents;

e. all consents, approvals, orders and authorizations of, and registrations, declarations and filings with, any governmental agency or authority or other person or entity (including, without limitation, the shareholders or partners of any entity), if any, which are required to be obtained in connection with the execution and delivery of this Guaranty or the performance of Guarantor’s obligations hereunder have been obtained, and each is in full force and effect, except for such consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect;

f. Guarantor has paid all taxes and other charges imposed by any governmental agency or authority due and payable by Guarantor other than those which are being challenged in good faith by appropriate proceedings and for which adequate reserves have been established;

g. Guarantor is neither an investment company (as defined in the Investment Company Act of 1940) nor is controlled by an investment company;

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h. no litigation, investigation or proceeding of any governmental authority or agency is pending or, to the knowledge of Guarantor, threatened against Guarantor which, if adversely determined, could have or could reasonably be expected to have a Material Adverse Effect; and

i. Guarantor hereby confirms, adopts and makes, as to itself, as if set out in full herein, all of the other representations and warranties not expressly included in this Agreement that are set forth in the Note Agreement and that relate or apply to Guarantor, and shall be deemed to have made all such representations and warranties as to itself in this Agreement as if set out in full herein.

16. Guarantor Financial Information. Guarantor will provide Agent in writing such financial and other information with respect to its assets and liabilities as Agent shall reasonably request from time to time, in form and substance satisfactory to Agent.

17. Binding Upon Successors. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Agent and its successors and assigns. All references herein to “Borrower” shall be deemed to include its successors and assigns, and all references herein to “Guarantor” shall be deemed to include Guarantor and Guarantor’s successors and assigns.

In addition and notwithstanding anything to the contrary contained in this Guaranty or in any other document, instrument or agreement between or among any of Agent, Borrower, Guarantor or any third party, the obligations of Guarantor with respect to the Liabilities shall be joint and several with any other person or entity that now or hereafter executes a guaranty of any of the Liabilities separate from this Guaranty.

18. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be either personally delivered, faxed to the fax numbers provided herein or sent by United States certified or registered mail, return receipt requested, addressed to Guarantor or Agent at their respective addresses stated below or at such other address as either party hereafter notices the other party as herein provided. Notices shall be effective at the times and in the manner set forth in Paragraph 20 of the Note Agreement.

Address for Notices:

If to Agent:	Richmond Hill Partners, LP
375 Hudson Street, 12th floor
New York, NY 10014
	Attention:	Ryan Taylor and Jordan Jones
	Telephone:	(212)989-2700
	Facsimile:	(866)758-8541

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With an additional copy to:

Chapman and Cutler LLP

1270 Avenue of the Americas, 30th Floor

New York, NY 10020

Attention:     Larry G. Halperin

Telephone:   (212) 665-2517

Facsimile:    (212) 697-2518

19. GOVERNING LAW; ADDITIONAL WAIVERS. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AS AMENDED). ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST GUARANTOR WITH RESPECT TO ANY OF THE LIABILITIES, THIS GUARANTY, OR ANY RELATED AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT IN NEW YORK COUNTY, NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT TO BRING PROCEEDINGS AGAINST GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. GUARANTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. GUARANTOR WAIVES THE RIGHT TO REMOVE ANY JUDICIAL PROCEEDING BROUGHT AGAINST GUARANTOR IN ANY STATE COURT TO ANY FEDERAL COURT. ANY JUDICIAL PROCEEDING BY GUARANTOR AGAINST AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK, STATE OF NEW YORK.

GUARANTOR ACKNOWLEDGES THAT IT HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS GUARANTY AND THE LOAN DOCUMENTS. GUARANTOR FURTHER ACKNOWLEDGES THAT BY EXECUTING THIS GUARANTY, IT IS WAIVING CERTAIN RIGHTS AS OTHERWISE SET FORTH HEREIN TO WHICH GUARANTOR MAY OTHERWISE BE ENTITLED BY LAW.

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THIS GUARANTY CONTAINS THE COMPLETE UNDERSTANDING OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREIN. GUARANTOR ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS OF AGENT OR LENDERS NOT CONTAINED IN THIS GUARANTY AND THAT SUCH STATEMENTS OR REPRESENTATIONS, IF ANY, ARE OF NO FORCE OR EFFECT AND ARE FULLY SUPERSEDED BY THIS GUARANTY.

This Agreement supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect in writing, signed by Guarantor’s officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

20. Severability; Captions; Counterparts; Facsimile Signature. If any provision of this Guaranty is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Guaranty which shall be given effect so far as possible. The captions in this Guaranty are intended for convenience and reference only and shall not affect the meaning or interpretation of this Guaranty. This Guaranty may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission or other electronic means, which signatures shall be considered original executed counterparts.

21. WAIVER OF JURY TRIAL. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

22. Survival. It is the express intention and agreement of the parties hereto that all covenants, representations, warranties, and waivers and indemnities made by Guarantor herein shall survive the execution, delivery, and termination of this Guaranty until all obligations are performed in full and indefeasibly paid in full in cash and the Loan Documents are terminated.

[REMAINDER OF PAGE BLANK; SIGNATURE FOLLOWS]

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first written above.

Guarantor:
SOTHERLY HOTELS INC.
By:
Name:	David R. Folsom
Title:	President and Chief Operating Officer
Guarantor’s Address for Notices:
410 W. Francis Street
Williamsburg, Virginia 23185
Telephone: (757) 229-5648
Facsimile: (757) 564-8801

[SIGNATURE PAGE TO GUARANTY]

EXHIBIT B

Pledge Agreement

PLEDGE AGREEMENT

This PLEDGE AGREEMENT dated as of March 26, 2014 (as amended, restated, supplemented or modified from time to time, the “Pledge Agreement”) is executed by (i) Sotherly Hotels LP (“Borrower”) and (ii) MHI GP LLC (“GP” and together with Borrower, each a “Pledgor” and together the “Pledgors”), to and for the benefit of Richmond Hill Capital Partners, LP, as agent for the Lenders (as defined hereinafter) (“Agent”).

RECITALS:

WHEREAS, GP is a wholly-owned subsidiary of Borrower;

WHEREAS, Borrower is a party to that certain Note Agreement dated as of March 26, 2014 (as further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), pursuant to which Richmond Hill Capital Partners LP and Essex Equity Joint Investment Vehicle, LLC (each a “Lender” and collectively “Lenders”) have provided a commitment to lend $19,000,000 to the Borrower;

WHEREAS, Pledgors will receive substantial direct and indirect benefits from the commitment to make the Loan (as defined in the Note Agreement) and the granting of the other financial accommodations to Borrower under the Note Agreement;

WHEREAS, pursuant to the Note Agreement, Pledgors are required to execute and deliver this Pledge Agreement in order to secure the obligations and performance of Borrower under the Note Agreement and of Parent under the Guaranty;

NOW, THEREFORE, for and in consideration of the foregoing premises, which are hereby incorporated herein as true, and the mutual promises and agreements contained herein, Pledgors and Agent hereby agree as follows:

AGREEMENTS:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Note Agreement. Other capitalized terms used herein shall have the following meanings:

“Charter Documents” shall mean (i) with respect to any Issuer which is a partnership, the partnership agreement and other organizational documents of such Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time; (ii) with respect to any Issuer which is a limited liability company, the limited liability company agreement, operating agreement and other organizational documents of such Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time and (iii) with respect to any Issuer which is a corporation, the certificate or articles of incorporation, bylaws, stockholders agreement and other organizational documents of such Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Issuer” shall mean any Person listed on Schedule I that has issued any Pledged Equity Interests.

“Obligations” shall mean any and all obligations and liabilities owed to the Agent and the Lenders under the Note Agreement and the Collateral Documents, including all principal, interest, fees and expense reimbursement obligations owed on the Loan.

“Proceeds” shall mean “proceeds”, as such term is defined in the UCC and, in any event, shall include, but not be limited to, (i) any and all payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the “Pledged Collateral” (as hereinafter defined) by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (ii) any and all amounts paid or payable to any Pledgor for or in connection with any sale or other disposition of such Pledgor’s interests in Issuer and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

2. Grant of Security Interest. As security for the prompt and complete payment and performance when due of the Obligations of Borrower, each Pledgor hereby irrevocably grants a security interest in and pledges to the Agent, for itself and for the benefit of the Lenders, all of the following (all of which being herein collectively called the “Pledged Collateral”):

(a) all of such Pledgor’s right, title and interest in and to the equity interests of each Issuer set forth opposite such Pledgor’s name on Schedule I (the “Pledged Equity Interests”), including without limitation, all of such Pledgor’s right to receive dividends or distributions at any time or from time to time received, receivable or otherwise distributed, of cash and other property, real, personal or mixed, from the Issuer of such Pledged Equity Interests, upon complete or partial liquidation or otherwise;

(b) subject to Section 5, all of such Pledgor’s right, title and interest, if any, to participate in the management of each Issuer of Pledged Equity Interests owned by such Pledgor and the voting thereof;

(c) all of such Pledgor’s right, title and interest in and to:

(i) all rights, privileges, authority and power of such Pledgor as owner and holder of the items specified in (a) and (b) above, including but not limited to, all rights in, under or arising from or pursuant to the Charter Documents of each Issuer and all contract rights related thereto;

(ii) all options and other agreements for the purchase or acquisition of any interests in each Issuer;

(iii) all documents or certificates representing or evidencing such Pledgor’s rights and interests in each Issuer; and

(iv) to the extent not otherwise included, all Proceeds and products of any of the foregoing.

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3. Representations and Warranties. Each Pledgor hereby represents and warrants that:

(a) Such Pledgor is the sole owner of its Pledged Collateral, free and clear of any and all liens and claims whatsoever except for the security interest granted to Agent pursuant to this Pledge Agreement.

(b) Such Pledgor’s interests in each Issuer of its Pledged Equity Interests are set forth on Schedule I.

(c) Such Pledgor has all power, statutory and otherwise, to execute and deliver this Pledge Agreement, to perform such Pledgor’s obligations hereunder and to subject the Pledged Collateral to the security interest created hereby, all of which has been duly authorized by all necessary action. Such Pledgor had and has the power and legal capacity to execute and carry out the provisions of all Charter Documents to which it is a party. Such Pledgor has substantially performed all of its obligations to date under such Charter Documents, and has not received notice of the failure of any other party thereto to perform its obligations thereunder.

(d) With respect to the Charter Documents of each Issuer: (i) no amendments or supplements have been made thereto since a copy thereof was delivered to Agent, (ii) such Charter Documents remain in full force and effect and (iii) no party to such Charter Documents is presently in default thereunder.

(e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for such Pledgor’s granting of a security interest in such Pledgor’s Pledged Collateral pursuant to this Pledge Agreement for the execution, delivery or performance of this Pledge Agreement by such Pledgor or (ii) for the exercise by Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(f) None of the Pledged Equity Interests which are limited liability company interests or partnership interests are “securities” governed by Article 8 of the UCC.

(g) Each Pledgor is Solvent.

4. Covenants. Each Pledgor hereby covenants and agrees that from and after the date of this Pledge Agreement and until the Obligations are fully satisfied:

(a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Agent, and at the sole expense of Pledgors, each Pledgor will promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may reasonably deem desirable to obtain the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, the authorization and filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the security interest granted hereby and, if otherwise required hereunder, transferring the Pledged Collateral to

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the possession of Agent (if a security interest in such Pledged Collateral can be perfected by possession) or, following the occurrence of an Event of Default, causing the Issuer to agree (in writing) that it will only comply with instructions originated by Agent without further consent by any Pledgor. Such Pledgor also hereby authorizes Agent to file any such financing or continuation statement without the signature of such Pledgor to the extent otherwise permitted by applicable law. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note or other instrument (other than an instrument which constitutes chattel paper under the UCC), such note or instrument shall be immediately pledged hereunder and a security interest therein hereby granted to Agent and shall be duly endorsed without recourse or warranty in a manner satisfactory to Agent and delivered to Agent.

(b) Continuous Perfection. Such Pledgor shall not, without ten (10) Business Days’ prior written notice to Agent, change its name, change its state of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Agent to amend such financing statement or continuation statement so that it is not seriously misleading. Such Pledgor shall not authorize any financing statement naming Pledgor as debtor covering all or any portion of the Pledged Collateral, except financing statements naming Agent as secured party.

(c) Transfer of Assets. Except as otherwise permitted under the Note Agreement or this Pledge Agreement, such Pledgor will not directly or indirectly sell, pledge, mortgage, assign, transfer, or otherwise dispose of or create or suffer to be created any lien, security interest, charging order, or encumbrance on any of the Pledged Collateral or the assets of the Issuer thereof.

(d) Priority of Liens. Such Pledgor will defend the right, title and interest hereunder of Agent, as a first priority security interest in the Pledged Collateral, against the claims and demands of all persons whomsoever.

(e) Performance of Obligations. Such Pledgor will perform all of such Pledgor’s obligations under any Charter Documents governing its Pledged Equity Interests prior to the time that any interest or penalty would attach against such Pledgor or any of the Pledged Collateral as a result of such Pledgor’s failure to perform any of such obligations, and such Pledgor will do all things necessary to maintain such Issuer as a limited liability company, corporation or partnership, as applicable, under the laws of the jurisdiction of its organization and to maintain such Pledgor’s interest as a member in such Issuer in full force and effect without diminution.

(f) Charter Documents. Such Pledgor shall not (i) suffer or permit any amendment or modification of any Charter Documents of the Issuer of its Pledged Equity Interests in any manner materially adverse to Agent or the Lenders or (ii) waive, release, or compromise any rights or claims such Pledgor may have against any other party which arise under such Charter Documents in any manner materially adverse to Agent or the Lenders. Such Pledgor shall not vote under any Charter Documents to cause the Issuer thereunder to dissolve,

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liquidate, merge or consolidate with any other entity or take any other action under any such Charter Documents that would materially adversely affect the security interest granted to Agent hereunder, including, without limitation, the value or priority thereof; except that, so long as no Default has occurred or is continuing or would result therefrom, Borrower may merge with any Person, provided that Borrower shall be the continuing or surviving Person. Such Pledgor shall not permit, suffer or otherwise consent to the issuance of any new or additional equity interests or options or other agreements granting any right to receive equity interests in the Issuer of its Pledged Equity Interests.

(g) Securities. Such Pledgor shall, or shall permit Agent to, promptly take all action necessary or appropriate to cause Agent to have sole and exclusive “control” over the Pledged Collateral, as such term is defined in Article 9 of the UCC. At all times such Pledgor shall take, or shall permit Agent to take, all action necessary or appropriate to create, perfect and maintain a first priority perfected security interest in the Pledged Collateral in favor of Agent. Without limiting the foregoing, such Pledgor shall deliver any and all certificates that evidence the Pledged Collateral together with assignments separate from certificate executed in blank relating thereto.

5. Pledgors’ Powers.

(a) So long as an “Event of Default” (as defined in the Note Agreement) shall not then exist, each Pledgor shall be the sole party entitled (1) to exercise for any purpose any and all (i) voting rights and (ii) powers, and (2) to receive any and all dividends or distributions, in each case arising from or relating to the Pledged Collateral owned by such Pledgor (whereupon such dividends or distributions shall be released from the security interest created hereby); provided, however, that no Pledgor shall exercise such rights or powers, or consent to any action of Issuer that would be in contravention of the provisions of, or constitute an Event of Default under, this Pledge Agreement or the Note Agreement.

(b) Upon the occurrence of an Event of Default, unless Agent designates in writing to Borrower to the contrary, all rights of Pledgors provided in Section 5(a) hereof shall cease, and all voting rights and powers and rights to distributions included in the Pledged Collateral or otherwise described in such Section 5(a) shall thereupon become vested in Agent, and Agent shall thereafter have the sole and exclusive right and authority to exercise such voting rights and powers. Each Pledgor shall execute such documents and instruments, including but not limited to, statements that such Pledgor no longer has the right to act as a member or otherwise relating to such change as Agent may request. Each Pledgor agrees that any Issuer may rely conclusively upon any notice from Agent that Agent has the right and authority to exercise all rights and powers of such Pledgor as a holder of the equity interests of such Issuer under such Issuer’s Charter Documents. Each Pledgor irrevocably waives any claim or cause of action against any Issuer who deals directly with Agent following receipt of such notice from Agent.

6. Agent’s Appointment as Attorney-in-Fact.

(a) Each Pledgor hereby irrevocably constitutes and appoints Agent and each officer or agent of Agent with full power of substitution, as such Pledgor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such

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Pledgor and in the name of such Pledger or in such attorney-in-fact’s own name, from time to time in the discretion of each such attorney-in-fact, following the occurrence of an Event of Default, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement and, without limiting the generality of the foregoing, hereby gives each such attorney-in-fact the power and right, from and after an Event of Default, on behalf of such Pledger, without notice to or assent by such Pledgor, to do the following:

(i) to collect and otherwise take possession of and title to any and all distributions of cash or other property due or distributable at any time after the date hereof to such Pledgor as a partner from any Issuer, whether in complete or partial liquidation or otherwise, and to prosecute or defend any action or proceeding in any court of law or equity or otherwise deemed appropriate by such attorney-in-fact for the purpose hereof;

(ii) to ask, demand, collect, receive and give acceptances and receipts for any and all moneys due and to become due under any Pledged Collateral and, in the name of such Pledgor or such attorney-in-fact’s own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Pledged Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by such attorney-in-fact for the purpose of collecting any and all such moneys due under any Pledged Collateral whenever payable;

(iii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral, to effect any repairs or any insurance called for with respect to any of the Pledged Collateral by the terms of this Pledge Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iv) (A) to direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due and to become due thereunder directly to Agent or as such attorney-in-fact shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any portion thereof and to enforce any other right in respect of any Pledged Collateral; (D) to defend any suit, action or proceeding brought against such Pledgor with respect to any Pledged Collateral; (E) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as such attorney-in-fact may deem appropriate; and (F) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though such attorney-in fact were the absolute owner thereof for all purposes, and to do, at the option of such attorney-in-fact at Pledgors’ expense, at any time, or from time to time, all acts and things which such attorney-in-fact reasonably deems necessary to protect, preserve or realize upon the Pledged Collateral and the security interest of Agent therein, in order to effect the intent of this Pledge Agreement, all as fully and effectively as such Pledgor might do.

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Each Pledgor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) The powers conferred on each attorney-in-fact hereunder are solely to protect the interest in the Pledged Collateral of Agent and shall not impose any duty upon any such attorney-in-fact to exercise any such powers. Each such attorney-in-fact shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, managers, employees or agents shall be responsible to any Pledgor for any act or failure to act unless such action or failure to act constitutes gross negligence.

(c) Each Pledgor also authorizes Agent and each officer or agent of Agent at any time and from time to time, upon the occurrence of any Event of Default, to execute, in connection with the sale provided for in Section 9 of this Pledge Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to any of the Pledged Collateral.

7. Distributions. In the event any Pledgor receives any distributions in respect of the Pledged Collateral that are made in violation of the Note Agreement, such Pledgor will hold the same in trust for Agent and promptly transfer the property that was so distributed in the form that it was received.

8. Performance by Agent of Pledgor’s Obligations. If any Pledgor fails to perform or comply with any of such Pledgor’s agreements contained herein, and Agent as provided for by the terms of this Pledge Agreement shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Agent incurred in connection with such performance or compliance, together with interest thereon at the rate following a default specified in the Note Agreement in effect from time to time shall be payable by such Pledger to Agent on demand and shall constitute Obligations secured hereby

9. Remedies, Rights Upon Default.

(a) Upon the occurrence of any Event of Default, Agent or Agent’s designee may, at Agent’s option, elect to become the substituted partner in any Issuer with respect to the Pledged Collateral and Pledgors shall execute or cause to be executed all documents necessary to evidence Agent so becoming substituted partner. If any Event of Default shall occur, Agent or Agent’s designee may exercise in addition to all other rights and remedies granted to them in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Pledgor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Pledgor or any other person (all and each of which demands, advertisements

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and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Pledged Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without the assumption of any credit risk. Each Pledgor expressly acknowledges that private sales may be less favorable to a seller than public sales but that private sales shall nevertheless be deemed commercially reasonable and otherwise permitted hereunder. In view of the fact that federal and state securities laws and/or other applicable laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected, each Pledgor agrees that upon the occurrence of an Event of Default, Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Agent may solicit offers to buy the Pledged Collateral, or any part thereof, for cash, from a limited number of investors deemed by Agent in its judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral, and if Agent solicits such offers, then the acceptance by Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of the Pledged Collateral.

Agent or Agent’s designee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption, which equity of redemption each Pledgor hereby releases. Each Pledgor further agrees, at the request of Agent, to assemble the Pledged Collateral and make it available to Agent at places which Agent shall reasonably select, whether at such Pledgor’s premises or elsewhere. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 10(d) of this Pledge Agreement. Only after so paying over such net proceeds and after the payment by Agent of any other amount required by any provision of law, including Section 9-608(a)(1)(C) of the UCC, need Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages, and demands against Agent arising out of the repossession, retention or sale of the Pledged Collateral except in each case such as arise out of the gross negligence or willful misconduct of Agent. Any notification of intended disposition of any of the Pledged Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Agent and the applicable Pledgor, (ii) describe the Pledged Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that the applicable Pledgor is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Agent may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Pledged Collateral and has no obligation to provide any warranties at such time.

(b) Each Pledgor also agrees to pay all costs of Agent, including reasonable attorneys’ fees and expenses, incurred with respect to the enforcement of any of Agent’s rights hereunder.

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(c) Each Pledgor hereby waives presentment, demand, or protest (to the extent permitted by applicable law) of any kind in connection with this Pledge Agreement or any Pledged Collateral. Except for notices provided for herein, each Pledgor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Pledge Agreement.

(d) The proceeds of any sale, disposition or other realization upon all or any part of the Pledged Collateral shall be distributed by Agent in the following order of priorities:

first, to Agent in an amount sufficient to pay in full the expenses of Agent in connection with Agent exercising its rights and remedies under the Note Agreement and the Collateral Documents, including but not limited to any sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Agent in connection therewith, including reasonable attorneys’ fees and expenses;

second, to Agent to the payment of the Obligations in accordance with Paragraph 5(e) of the Note Agreement; and

finally, upon payment in full of all of the Obligations, to the Pledgor of such Pledged Collateral, or its representative or as a court of competent jurisdiction or as such Pledgor may direct.

Each Pledgor agrees to indemnify and hold harmless Agent and each Lender, their directors, managers, officers, employees, agents and parent, and subsidiary corporations, and each of them, from and against any and all liabilities, obligations, claims, damages, or expenses incurred by any of them arising out of or by reason of entering into this Pledge Agreement or the consummation of the transactions contemplated by this Pledge Agreement, except claims, losses or liabilities resulting from Agent’s gross negligence, willful misconduct or unlawful acts, and to pay or reimburse Agent for the fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceedings (whether or not Agent is a party thereto) arising out of or by reason of any of the aforesaid. Agent will promptly give Borrower written notice of the assertion of any claim which it believes is subject to the indemnity set forth in this Section 9 and will upon the request of Borrower promptly furnish Borrower with all material in its possession relating to such claim or the defense thereof to the extent that Agent may do so without breach of duty to others. Any amounts properly due under this Section 9 shall be payable to Agent immediately upon demand.

10. Limitation on Agent’s Duty in Respect of the Pledged Collateral. Except as expressly provided in the UCC, Agent shall have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or as to any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

11. Notices. All notices and other communications shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile, sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as specified under Paragraph 20 of the Note Agreement. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered.

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12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. No Waiver; Cumulative Remedies. Agent shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder. No waiver hereunder shall be valid except to the extent therein set forth. A waiver of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Except to the extent that Agent has specifically and expressly waived such remedies in this Pledge Agreement or otherwise, the rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. Agent may resort to and realize on the Pledged Collateral simultaneously with any acts or proceedings initiated by Agent in its sole and conclusive discretion to resort to or realize upon any other sources of repayment of the Obligations, including, but not limited to, collateral granted by other security agreements and the personal liability of any Pledgor and any person or corporation which has guaranteed repayment of the Obligations. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by each Pledgor and Agent.

14. Successors and Assigns. This Pledge Agreement and all obligations of Pledgors hereunder shall be binding upon the successors and assigns of each Pledgor, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent and its respective successors and assigns. Neither this Pledge Agreement nor anything set forth herein is intended to, nor shall it, confer any rights on any person or entity other than the parties hereto and all third party rights are expressly negated.

15. Termination. This Pledge Agreement, and the assignments, pledges and security interests created or granted hereby, shall automatically terminate when the Obligations shall have been fully paid and satisfied, at which time Agent shall release and reassign (without recourse upon, or any warranty whatsoever by, Agent, other than the representation that all of the Pledged Collateral being delivered to Pledgors by Agent is free and clear of any Lien created by Agent), and deliver to Pledgors all Pledged Collateral and related documents then in the custody or possession of Agent, including termination statements under the UCC, all without recourse upon, or warranty whatsoever, by Agent and at the cost and expense of Pledgors.

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16. Injunctive Relief. Each Pledgor recognizes that in the event any Pledgor fails to perform, observe or discharge any of such Pledgor’s obligations hereunder, no remedy of law will provide adequate relief to Agent, and agrees that Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

17. Waiver of Subrogation. No Pledgor shall have any rights of subrogation as to any of the Pledged Collateral until full and complete performance and payment of the Obligations.

18. Governing Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, AND SHALL BE BINDING UPON EACH PLEDGOR AND EACH PLEDGOR’S HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (AND EACH OF THEM, IF MORE THAN ONE). Wherever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Pledge Agreement.

19. Counterparts; Facsimile Signatures. This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Pledge Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.

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20. Forum; Waiver of Trial By Jury. Each Pledgor hereby (i) irrevocably agrees that any suit or proceeding arising in respect of this Pledge Agreement, or any of the matters contemplated hereby or thereby will be tried exclusively in the U.S. District Court for the Southern District of New York as or, if such court does not have subject matter jurisdiction, in any state court located in the City of New York, New York, and agrees to submit to the exclusive jurisdiction of, and venue in, such court and (ii) waives any objection based on forum non-conveniens. IN ADDITION, EACH PLEDGOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS PLEDGE AGREEMENT, THE ADVANCES, ANY ALLEGED TORTIOUS CONDUCT BY ANY PLEDGOR OR AGENT OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN ANY PLEDGOR AND AGENT.

THIS PLEDGE AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each Pledgor has executed this Pledge Agreement or has caused the same to be executed by such Pledgor’s duly authorized representative(s) as of the date first above written.

SOTHERLY HOTELS LP

By:	Sotherly Hotels Inc.,
its General Partner

By:
Name: David R. Folsom
Title: President and Chief Operating Officer

MHI GP LLC

By:	Sotherly Hotels LP,
its Sole Member

By:	Sotherly Hotels Inc.,
its General Partner

By:
Name: David R. Folsom
Title: President and Chief Operating Officer

Pledge Agreement

ACKNOWLEDGEMENT

The undersigned hereby (a) acknowledges receipt of a copy of the foregoing Pledge Agreement, (b) waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral (as defined therein) in the name of Richmond Hill Partners, LP as Agent (“Agent”) or its nominee or the exercise of voting rights by Agent, and (c) agrees promptly to note on its books and records the transfer of the security interest in the membership interests or stock, as applicable, of the undersigned as provided in such Pledge Agreement, including the following legend:

PURSUANT TO THAT CERTAIN PLEDGE AGREEMENT DATED AS OF MARCH     , 2014 (AS FROM TIME TO TIME AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED), EACH PLEDGOR HAS UNDER THE CIRCUMSTANCES SPECIFIED IN SUCH PLEDGE AGREEMENT EMPOWERED RICHMOND HILL PARTNERS LP TO VOTE THE PARTNERSHIP INTERESTS AND EXERCISE ANY OTHER RIGHTS WITH RESPECT TO THE PARTNERSHIP INTERESTS OWNED BY PLEDGOR PURSUANT TO SUCH PLEDGE AGREEMENT WITHOUT FURTHER CONSENT BY PLEDGOR.

Dated: March , 2014	PHILADELPHIA HOTEL ASSOCIATES LP

	By:	MHI GP LLC,
its General Partner

	By:	Sotherly Hotels LP,
its Sole Member

	By:	Sotherly Hotels Inc.
its General Partner

By:
	Name:	David R. Folsom
	Title:	President and Chief Operating Officer

Acknowledgement re.Pledge Agreement

SCHEDULE I

PLEDGED EQUITY INTERESTS

Pledgor	Issuer (Jurisdiction of Organization)	Type of Equity Interest Pledged	% of the Equity Interest in Issuer	Certificate No.
Sotherly Hotels LP	Philadelphia Hotel	Limited	99.00%	N/A
	Associates LP	Partnership
	(Pennsylvania)	Interest

MHI GP LLC	Philadelphia Hotel	Limited	1.00%	N/A
	Associates LP	Partnership
	(Pennsylvania)	Interest

EXHIBIT C

Real Property

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

(HOTEL PARCEL)

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 49 OF THE 14TH DISTRICT, FULTON COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TO LOCATE THE POINT OF BEGINNING COMMENCE AT THE POINT OF INTERSECTION OF THE NORTHERLY RIGHT-OF-WAY LINE OF PONCE DE LEON AVENUE (RIGHT-OF-WAY VARIES) WITH THE EASTERLY RIGHT-OF-WAY LINE OF PEACHTREE STREET, AS SUCH RIGHTS-OF-WAY LINES ARE EXTENDED TO FORM AN ANGLE INSTEAD OF A CURVE; RUNNING THENCE, ALONG SAID EASTERLY RIGHT-OF-WAY LINE OF PEACHTREE STREET, 22.52 FEET TO A POINT, SAID POINT BEING THE TRUE POINT OF BEGINNING; FROM THE POINT OF BEGINNING, AS THUS ESTABLISHED, RUNNING ALONG SAID EASTERLY RIGHT-OF-WAY LINE OF PEACHTREE STREET, NORTH 00 DEGREES 17 MINUTES 34 SECONDS EAST A DISTANCE OF 252.92 FEET TO A ONE INCH HOLLOW PIPE FOUND; RUN THENCE LEAVING THE RIGHT-OF-WAY LINE OF PEACHTREE STREET, NORTH 85 DEGREES 57 MINUTES 42 SECONDS EAST A DISTANCE OF 150.03 FEET TO A POINT; RUN THENCE SOUTH 00 DEGREES 20 MINUTES 56 SECONDS WEST 11.48 FEET TO A POINT; RUN THENCE SOUTH 29 DEGREES 47 MINUTES 07 SECONDS EAST A DISTANCE OF 121.30 FEET TO A POINT; RUN THENCE SOUTH 00 DEGREES 42 MINUTES 29 SECONDS WEST 172.26 FEET TO A THREE FOURTHS INCH HOLLOW PIPE FOUND ON THE NORTHERLY RIGHT-OF-WAY LINE OF PONCE DE LEON AVENUE; RUN THENCE, ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF PONCE DE LEON AVENUE, THE FOLLOWING COURSES AND DISTANCES: SOUTH 82 DEGREES 49 MINUTES 17 SECONDS WEST A DISTANCE OF 15.86 FEET TO A POINT: SOUTH 79 DEGREES 59 MINUTES 41 SECONDS WEST A DISTANCE OF 34.49 FEET TO A POINT; SOUTH 76 DEGREES 05 MINUTES 44 SECONDS WEST A DISTANCE OF 34.49 FEET TO A POINT; SOUTH 76 DEGREES 05 MINUTES 44 SECONDS WEST A DISTANCE OF 20.66 FEET TO A POINT; SOUTH 71 DEGREES 44 MINUTES 59 SECONDS WEST A DISTANCE OF 33.03 FEET TO A POINT; SOUTH 67 DEGREES 35 MINUTES 42 SECONDS WEST 130.96 FEET TO A POINT; SOUTH 22 DEGREES 23 MINUTES 59 SECONDS EAST A DISTANCE OF 8.00 FEET TO A POINT; SOUTH 67 DEGREES 36 MINUTES 01 SECONDS WEST 33.18 FEET TO A POINT; RUNNING THENCE, ALONG THE ARC OF 15 FOOT RADIUS TO THE RIGHT, SAID CURVE SUBTENDED BY A CHORD WITH BEARING NORTH 56 DEGREES 03 MINUTES 12 SECONDS WEST AND DISTANCE OF 24.96 FEET, AN ARC OF DISTANCE OF 29.41 FEET TO A POINT, SAID POINT BEING THE TRUE POINT OF BEGINNING.

TOGETHER WITH RIGHTS IN AND TO THAT CERTAIN 10 FOOT ALLBY ADJACENT TO THE NORTHERLY PORTION OF THE SUBJECT PROPERTY.

TOGETHER WITH THE RIGHTS OF THE GRANTOR AS CONTAINED IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT BETWEEN DIVERSIFIED PEACHTREE, LTD. AND GEORGIAN TERRACE L.P., DATED AUGUST 22, 1990, AND RECORDED IN DEED BOOK 13655, PAGE 183, PULTON COUNTY, GEORGIA RECORDS.

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

(GARAGE PARCEL)

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 49 OF THE 14TH DISTRICT, FULTON COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TO LOCATE THE POINT OF BEGINNING COMMENCE AT THE POINT OF INTERSECTION OF THE NORTHERLY RIGHT-OF-WAY LINE OF PONCE DE LEON AVENUE (RIGHT-OF-WAY VARIES) WITH THE EASTERLY RIGHT-OF-WAY LINE OF PEACHTREE STREET, AS SUCH RIGHTS-OF-WAY LINES ARE EXTENDED TO FORM AN ANGLE INSTEAD OF A CURVE; RUNNING THENCE, ALONG SAID EASTERLY RIGHT-OF-WAY LINE OF PEACHTREE STREET, 22.52 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF PEACHTREE STREET; RUN ALONG SAID EASTERLY RIGHT-OF-WAY PEACHTREE STREET, NORTH 00 DEGREES 17 MINUTES 34 SECONDS EAST A DISTANCE OF 252.92 FEET TO A ONE INCH HOLLOW PIPE FOUND; RUN THENCE, LEAVING THE RIGHT-OF WAY LINE OF PEACHTREE STREET, NORTH 85 DEGREES 57 MINUTES 42 SECONDS EAST A DISTANCE OF 150.03 FEET TO A POINT, SAID POINT BEING THE TRUE POINT OF BEGINNING; FROM THE POINT OF BEGINNING, AS THUS ESTABLISHED; RUN THENCE NORTH 00 DEGREES 20 MINUTES 56 SECONDS EAST 200.26 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF THIRD STREET; RUN THENCE, ALONG SAID RIGHT-OF-WAY LINE OF THIRD STREET, SOUTH 89 DEGREES 49 MINUTES 16 SECONDS EAST 129.10 FEET TO A POINT; RUN THENCE, LEAVING SAID RIGHT-OF-WAY LINE, SOUTH 00 DEGREES 03 MINUTES 19 SECOND WEST 190.89 FEET TO A POINT; RUN THENCE SOUTH 86 DEGREES 07 MINUTES 37 SECONDS WEST A DISTANCE OF 8.17 FEET TO A POINT; RUN THENCE SOUTH 00 DEGREES 42 MINUTES 29 SECONDS WEST 20.35 FEET TO A POINT; RUN THENCE NORTH 89 DEGREES 47 MINUTES 07 SECONDS WEST 121.80 FEET TO A POINT; RUN THENCE NORTH 00 DEGREES 20 MINUTES 56 SECONDS EAST 11.48 FEET TO A POINT, SAID POINT BEING THE POINT OF BEGINNING.

TOGETHER WITH RIGHTS IN AND TO THAT CERTAIN 10 FOOT ALLEY ADJACENT TO THE WESTERLY PROPERTY LINE OF THE SUBJECT PROPERTY.

TOGETHER WITH THE RIGHTS OF THE GRANTOR AS CONTAINED IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT BETWEEN DIVERSIFIED PEACHTREE, LTD. AND GEORGIAN TERRANCE, L.P., DATED AUGUST 22, 1990, AND RECORDED IN DEED BOOK 13655, PAGE 183, FULTON COUNTY, GEORGIA RECORDS.